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Conference Call Transcript

CSAR - Caraustar Fourth Quarter and Full-Year 2006 Financial Results – Live Webcast

Event Date/Time: Feb. 23. 2007 / 9:00AM ET

FINAL TRANSCRIPT

EXHIBIT 99.2

NOTE: AS A RESULT OF THE TRANSCRIPTION PROCESS, THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE.

CORPORATE PARTICIPANTS

Ron Domanico

Caraustar - SVP, CFO

Bill Nix

Caraustar - VP, Treasurer and Controller

Mike Keough

Caraustar - President, CEO

CONFERENCE CALL PARTICIPANTS

Bruce Klein

Credit Suisse - Analyst

Bill Hoffman

UBS - Analyst

Mark Connelly

Credit Suisse - Analyst

Scott Roberts

Aim Investment - Analyst

Joe Nye

UBS - Analyst

Christopher Chun

Deutsche Banc - Analyst

Randy Raiseman

Durham Asset Management - Analyst

Patrick Wayne

SCM Advisers - Analyst

PRESENTATION

Ron Domanico - Caraustar - SVP, CFO

Good morning. My name is Regina and I will be your conference operator today. At this time I would like to welcome everyone to the Caraustar Industries, Inc., fourth quarter and full-year 2006 financial results conference call. [OPERATOR INSTRUCTIONS] Thank you.

I would now like to turn the call over Mr. Bill Nix, Vice President, Treasurer, and Controller. Sir, you may begin your conference.

Bill Nix - Caraustar - VP, Treasurer and Controller

Thank you, Regina, and good morning. Welcome to the Caraustar fourth quarter 2006 conference call. On the call today are Mike Keough, President and CEO, and Ron Domanico, Senior Vice President and CFO.

Before we begin the call, I would like to provide you with our forward-looking disclaimer statement. The Company’s presentation today contains certain forward-looking statements including statements regarding the expected effects of certain events on the Company’s future operating results. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

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NOTE: AS A RESULT OF THE TRANSCRIPTION PROCESS, THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE.

For a discussion of factors that could cause actual results to vary from those expressed or implied in the forward-looking statements, you should refer to the text of the Company’s press release issued today regarding these matters and to the Company’s filings with the Securities and Exchange Commission. We have about 20 minutes of prepared comments and then we will open it up for questions.

At this time I’ll turn the call over to Mike.

Mike Keough - Caraustar - President, CEO

Thank you, Bill, and good morning, all, and thank you for joining us on this morning’s call.

This morning Caraustar reported fourth quarter and full-year 2006 results and we would like to add more context to the press release. As the press release pointed out, Caraustar reported a loss from continuing operations of $10.8 million or $0.38 per share. Of the $0.38, $0.33 of the loss was due to restructuring and impairment costs and accelerated depreciation associated with the Caraustar transformation plan.

You will hear more about our financial performance from Ron and Bill, but I also want to touch on key pressure points in our business and developments throughout the year. We finished the year with the disposition of three mills and closed 18 converting locations as part of our transformation plan. This was in addition to the divestiture of our 50% interest in Standard Gypsum back in Q1.

The point I want to make is that we have not stood still in a challenged business environment. The downturn in the housing sector and general manufacturing in the back half of 2006 reinforced our need for continued action. Sales from continuing operations were down 9.9% Q4 to Q4 and up 2.3% year over year.

Clearly, our fourth quarter volume levels were a major disappointment. Most of the shortfall was with our gypsum facing component and the URB segment of our business space, specifically our LaFayette, Indiana, mill, which was officially shut on January 10 of this year. Our tube and core segment tons were down 1.3% for the quarter and up 0.3% year over year.

Caraustar has a strategy to run comparable levels of business with fewer roofs and our tube and core business demonstrates this strategy as we ended 2006 with two fewer tube and core facilities. We also announced the closure of four additional tube and core facilities on January 10 of this year.

We’ve also invested in high-speed, state of the art, tube and core winders within our system. These investments will provide superior quality products to our customer base while we continue to lower our overall cost structure.

Our folding carton business, including our coated recycle mill in Tama, Iowa, had outstanding volume for the quarter, with shipments up [25.3%]. We had good demand throughout our carton system and the Tama mill is full and running well.

Gypsum facing paper continues to be our biggest drag with volume down 30% Q4 to Q4, and a drop of 8.7% year over year. Clearly the pullback in the housing sector and our integrated customers pulling tons inside their own mill system has caused the shortfall. We expect to see the housing challenge deep into 2007, but we’re not waiting for the market to turn.

I would like to point to three activities that will pay off for Caraustar. First, we’re excited about our new mold, mildew, and moisture-resistant product called Safe Face MR. This gypsum facing product is produced on Caraustar’s Sweetwater Paperboard machine and is a high quality, cost-effective sheet that will compete head to head with glass mat products for interior home applications. We sell this product to a number of customers and we believe that it will complement our other specialty products. We plan a press release on Safe Face MR early next week.

Second, with the gypsum slowdown and LaFayette closure, we’ve had the opportunity to successfully trial internal tube and core grades on our Sweetwater machine. What we expect to have is the lowest cost tube and core machine in the industry. Our low-cost coal-fired energy source coupled with the width of the machine gives us an excellent additional grade for Sweetwater. We plan to run roughly 40,000 tons of tube grade in 2007 on the Sweetwater machine.

Additionally, the gypsum facing demand down at our PBL joint venture, Caraustar has worked hard to develop both medium and lining customers for that mill. We went from a sold-out mill in October to 11 to 12 down days in November and December. January was 6 days short, but February will be improved to 2 days of downtime.

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NOTE: AS A RESULT OF THE TRANSCRIPTION PROCESS, THIS TRANSCRIPT MAY CONTAIN CERTAIN ERRORS AND OMISSIONS FOR WHICH CARAUSTAR INDUSTRIES, INC. IS NOT RESPONSIBLE.

Our expectation is to be full at the PBL mill from March forward in spite of little improvement this year from facing paper. The gap has been closed clearly with container board.

Specialty converted products were down 10% Q4 to Q4, as shown in the supplemental data, but backing out CRB mills, our business space was much stronger. We’re still bullish about our new product development activities in the segment, such as Binder Tex 45 and we expect other growth opportunities with the investment we’ve made in our Austell number one machine.

In the supplemental data, you’ll see that our mill average selling price was up $10 a ton Q4 to Q4 and down $9 a ton sequentially. We see the sequential drop as more mix-related.

We also reported that our tube and core average selling price was up $45 a ton Q4 to Q4 and also up $17 a ton sequentially. We announced a $50 a ton URB increase that will go into effect on March 7, based in part on the recent fiber spike. We also announced an 8% tube and core increase effective with shipments on March 19, and you’ll hear more about that, I’m sure, in the Q&A.

On the OCC front, fiber front, OCC, which is roughly 50% of our secondary fiber mix, has moved up quickly in early February with the official board markets, yellow sheet publication showing a spike of $25 a ton in the southeast. This movement is based on both export and domestic demand and will probably go higher before it drops. Pricing in the southeast is now 90 to $95 a ton in the yellow sheet, and this was before freight. Energy costs Q4 to Q4 were favorable and you’ll hear more about this from Ron and the specific details.

At this point I’d like to hand the call over to Ron and I’ll be back for closing comments.

Ron Domanico - Caraustar - SVP, CFO

Thanks, Mike, and good day, everybody.

Before I go into the results for the fourth quarter, I’d like to discuss the reclassification of our coated recycle boxboard mills from discontinued operations to continuing operations. This was previously disclosed in the Company’s 8-K filed on December 20 of last year.

Our CRB system consisted of three mills, Sprague, Rittman, and Tama, and was classified as a single disposable group when the decision was made at the end of 2005 to exit that business. On July 19, 2006, we completed the sale of the Sprague mill. On August 2, 2006, a few weeks later, we completed the sale of the customer list and specific equipment of the Rittman mill. At Tama, the performance of the mill improved significantly throughout 2006 and the Company decided that it was in the best interest to retain that mill.

Interpretation of the accounting literature indicated that retention of the Tama mill would require that the entire CRB system, including Sprague and Rittman, be reclassified as continuing operations.

We recorded nothing for Sprague and Rittman in the fourth quarter 2006, but in the fourth quarter 2005, Sprague and Rittman generated 61.1 thousand tons of CRB and recorded sales of $31.9 million. Adjusting for the exit of Rittman and Sprague, sales were up 4% in the fourth quarter 2006 versus prior year.

In the fourth quarter 2005, Caraustar reported a loss from continuing operations of $94.5 million or $3.31 per share. Included in last year’s results were charges associated with the exit of CRB, including $1.63 for restructuring impairment, $1.07 for goodwill impairment, and $0.54 in tax adjustments, primarily associated with the non-deductibility of the goodwill impairment. The loss from operations before restructuring and impairment costs in the fourth quarter 2006 was $2.2 million or $0.05 per share versus a loss in the fourth quarter of 2005 of $2.9 million or $0.06 per share.

Favorable variances and operating income in the fourth quarter 2006 versus last year include $5.6 million pretax, $0.12 per share, from CRB mills, driven primarily by improved performance at Tama and loss avoidance at Sprague and Rittman; $3.3 million, or $0.07 per share, and a $22.50 per ton increase in URB paper board pricing; $3.0 million pretax, $0.06 per share, and a $45 per ton increase in tube and core pricing; $1.4 million or $0.03 per share in higher volume in recovered fiber; and $600,000 or $0.01 per share in lower energy costs.

Unfavorable variances in operating income include $2.5 million pretax or $0.05 per share in 14,000 tons of lower URB mill paperboard volume, primarily Sweetwater and Lafayette as Mike discussed previously; $2.8 million pretax, $0.06 per share, in a 42.8 million — $42.8 per ton increase in tube and core paperboard costs; $2.9 million or $0.06 per share in accumulated depreciation; $1.1 million, another $0.02 per share, in lower

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folding carton margins, as paperboard costs outpaced price increases; $1.1 million, $0.02 per share in higher fiber costs; and $1.4 million pretax or $0.03 per share in higher maintenance costs as downtime was used to get a jump on 2007.

Moving down the P&L, other income expense in the fourth quarter 2006 was a loss of $3.8 million or $0.08 per share versus break even in the fourth quarter last year. A favorable variance of $5.3 million or $0.11 per share in lower net interest expense came from debt reduction, but was more than offset by $9 million or $0.19 per share in lower equity and income of unconsolidated affiliates, $7.2 million of that from the sale of Standard Gypsum in January 2006, and $1.9 million in lower earnings from PBL due to the slowdown in the housing market.

SG&A in the fourth quarter 2006 was $27.4 million, or 12.7% of sales. This is down from 12.9%, sequentially in the third quarter 2006 and down further from 13.2% in the fourth quarter last year.

Inflationary increases in salaries and wages, health care, and pension expenses have been more than offset by cost takeout initiatives. Disciplined initiatives are underway to reduce SG&A by at least $10 million per year with the target to achieve the industry mean of SG&A at 10% of sales.

On the energy front, Caraustar’s blended rate in the fourth quarter 2006 was $6.39 per MMBTU. Rates were up sequentially in coal, natural gas, and electricity, but down in fuel oil, which dropped $1.74 per MMBTU.

Our ability to switch between energy sources in our mills provides an operating hedge to energy volatility.

Crude closed last night at $61 a barrel and natural gas ended at 773 per MMBTU. Our financial hedge position on energy is very short and we don’t expect a change in that strategy near term.

Freight rates in the fourth quarter 2006 were up $1.41 per ton or 6% versus the fourth quarter last year, but down $1.69 per ton or 6.4% sequentially versus the third quarter 2006. It’s too soon to tell, but I would expect that freight costs in the first quarter 2007 will remain substantially in line with the fourth quarter 2006.

Fiber costs in the fourth quarter 2006, as Mike mentioned, were up $9.30 per ton versus the fourth quarter last year, but down $10.20 per ton sequentially versus third quarter ‘06. On February 3, the publication prices for recovered fiber, excluding freight for high southeast OCC, went up $25 per ton from $70 in January to $95. This recent increase in fiber costs has been the impetus that Caraustar and the industry to independently raise prices, as Mike described previously.

At this point in time, I would like to turn the call over to Bill Nix.

Bill Nix - Caraustar - VP, Treasurer and Controller

Thanks, Ron.

We’ve included an EBITDA line in the supplemental data sheet which will provide you with the base number for the past five quarters as we calculate it for purposes of our senior secured credit facility and we will also provide you with a detailed calculation in the 8-K for today’s conference call. For the fourth quarter of 2006, EBITDA was $2.3 * million and consisted of a pretax quarterly loss bracketed $12.5 million, plus tax benefit, bracketed of $8.1 million, plus interest expense of $4.4 million, depreciation and amortization of $8.2 million, less income from unconsolidated affiliates of $0.5 million, JV dividends were $0, and we had $10.8 million of non-cash restructuring and impairment and loss on disposal of assets.

This compares to $14.1 * million for the same period a year ago and $7 million for the third quarter of 2006. The primary reasons for the decline in the fourth quarter of 2006 were $4.1 million in cash restructuring costs associated with the closure of Barry’s facility and no dividends from PBL due to the slowing of the housing industry. In the fourth quarter of 2005, dividends from PBL were $3 million, and from all joint ventures, including Standard Gypsum, $10.5 million.

For the year 2006, bank defined EBITDA was $36 * million versus $73 * million for 2005. Last year, JV distributions were $31.5 million higher than in 2006.

*	See note regarding non-GAAP financial measures and the accompanying reconciliation tables following this transcript.

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Turning to cash and available liquidity, we ended the quarter with $1 million of cash on the balance sheet. As we had told you on previous calls, we’ll continue to show minimal cash on the balance sheet as we fund checks that clear daily from the revolver and any cash receipts reduce revolver debt.

Our current senior secured credit facility had $36.1 million in outstanding borrowings under its $135 million total facility. Of the $31.1 million term loan, $25.3 million is in long-term debt and $5.8 million is shown as current, the amount due within one year. Drawn borrowings under the revolver portion were 5 million and outstanding letters of credit were 15.7 million under the revolving portion of the facility. Availability under the revolver at December 31, 2006, was approximately $39 million after a consideration of limitations imposed for fixed charge coverage.

Capital expenditures for the year were $38.2 million compared to $24.3 million for the same period last year. The increase of $13.9 million was an investment in an enterprise resource planning software and implementation and machinery and equipment upgrades in our mill and carton systems. We would expect capital expenditures to return to the 20 to $25 million range in 2007.

Controllable working capital, which we defined as inventory plus accounts receivable less accounts payable decreased $3.6 million from December 31, 2005 to December 31, 2006. Quarter over quarter, days payable outstanding decreased 7.5 days unfavorably. Days inventory outstanding was flat at 32 days, and days sales outstanding decreased 6 days to 32 days. As Ron said, we intend to refocus our efforts to further reduce our working capital in 2007 by 10 to $15 million.

I’ll turn the call back over to Mike for his closing comments.

Mike Keough - Caraustar - President, CEO

Thank you, Bill.

In the past 12 months, we’ve significantly reduced debt with the repurchase of all of our senior subordinated notes. We’ve exited the unprofitable segment of our CRB business, yet kept the very profitable Tama mill. Our recent closure of the LaFayette mill and the closure of 18 converting operations in 2006 will provide for a better cost structure within the Company.

We’re coming through a period of choppy demand, but our backlogs in February picked up. We do not see gypsum facing demand going any lower. We’re clearly back filling with alternate grades at both PBL and Sweetwater.

The next few months will be interesting with fiber costs up, but our recent announcement and the announcement by others facing the same market challenges tell me that price recovery will happen. At this point, Regina, we would like to open up the call for questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] Your first question comes from Bruce Klein with Credit Suisse.

Bruce Klein - Credit Suisse - Analyst

Hey, good morning.

Mike Keough - Caraustar - President, CEO

Good morning.

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Bruce Klein - Credit Suisse - Analyst

I was just trying to get a better sense — you said gypsum, I know the hit was 30%. Did you give an industry number for that? And I guess you said, you don’t expect it to get worse. Is there any movement at all up or down on those volumes, in recent months?

Mike Keough - Caraustar - President, CEO

Part of the answer, Bruce, is the fact that our numbers, because we’re an independent, are down more than the industry. And what I mean by that, when wallboard was booming, housing was booming. A lot of these folks were buying facing paper from us. I think when you take a look at the industry data, we took a bigger hit for that reason. We do believe that when you take a look at housing starts looking back a couple years and looking at the early start in 7, I think 7 is going to be a very difficult year. And for those reasons, we’re working real hard to backfill PBL with container board. And we feel good March forward that we’re going to be sold out and we touch too on pulling tube and core on our Sweetwater machine, which will protect the company and will also lower our cost structure by running a product on the lowest cost tube and core operation we believe in the country.

Bruce Klein - Credit Suisse - Analyst

Dividends for PBL this year, that’s probably unlikely?

Mike Keough - Caraustar - President, CEO

I didn’t hear the question, Bruce?

Bruce Klein - Credit Suisse - Analyst

On cash dividends from PBL this year, I assume, is unlikely?

Mike Keough - Caraustar - President, CEO

No, we’re expecting cash dividends from PBL. In 2006, they distributed $8 million to each partner. We believe that it would certainly be in the area of 5 and perhaps as much as 8 to 10 depending on the back half of the year.

Bruce Klein - Credit Suisse - Analyst

And that’s to each partner, you’re saying?

Mike Keough - Caraustar - President, CEO

Correct.

Bruce Klein - Credit Suisse - Analyst

Did I hear energy, Ron. I wasn’t clear on what you said — did you say 639, was that an average, what was that number?

Ron Domanico - Caraustar - SVP, CFO

That’s our weighted average cost per MMBTU at our burnerhead.

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Bruce Klein - Credit Suisse - Analyst

That was for what period?

Ron Domanico - Caraustar - SVP, CFO

That was the fourth quarter, 2006.

Bruce Klein - Credit Suisse - Analyst

Okay. And do you know what the number was for full-year ‘06 average?

Ron Domanico - Caraustar - SVP, CFO

I’ll get back to you on that before the call’s over, but I need to dig in my pile here. I will do that.

Bruce Klein - Credit Suisse - Analyst

Okay. In ‘07, directionally, any sense if it will be — assuming that prices were to hold here, up or down?

Ron Domanico - Caraustar - SVP, CFO

Right now, the direction is favorable, but the volatility we’ve had in the past two years, we’re not prepared at the end of February to call how the whole year will come out. But right now, we’re favorable in ‘07 versus ‘06.

Bruce Klein - Credit Suisse - Analyst

Okay. And lastly, was just restructuring initiatives in ‘07. Do you expect another slump in ‘07, or is that not clear yet?

Bill Nix - Caraustar - VP, Treasurer and Controller

We’ve done a lot of heavy lifting of the transformation plan at the end of ‘05 and throughout ‘06. I mean in total when Mike joined the company four years ago, Caraustar had 126 locations, we’re down to 75 right now. So almost the same topline. So, we’re accomplishing the objective of getting the same or more volume under fewer roofs, but I think most of the heavy lifting has been done and now we’re positioning the company to start to reap some of the benefits from that restructuring investment that’s been undertaken over the past several years.

Bruce Klein - Credit Suisse - Analyst

Thanks, guys.

Mike Keough - Caraustar - President, CEO

Hey, Bruce. One follow-up. The actual numbers on housing starts, in 2005, there were 2.07 million housing starts, ‘06, the number was 1.8, and the latest Freddie Mac estimate for ‘07 is 1.62. January actually started slower than that number. The January actual pointed to 1.4, but there’s a seasonal adjustment to that, that should give you a little bit of flavor in terms of what the year looks like on the housing side.

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Ron Domanico - Caraustar - SVP, CFO

Bruce, let me give you some energy numbers. I don’t have the full year, but can I give you the four quarters of the 2006. You can probably straight line average it. First quarter ‘06 was 738; the second quarter 2006 was 649; the third quarter was 562; and the fourth quarter was 639, as we said earlier.

Bruce Klein - Credit Suisse - Analyst

Thanks a lot.

Mike Keough - Caraustar - President, CEO

Thank you.

Operator

Your next question comes from Bill Hofmann with UBS.

Bill Hoffman - UBS - Analyst

Hey, good morning.

Mike Keough - Caraustar - President, CEO

Good morning, Bill.

Bill Hoffman - UBS - Analyst

First question I have, Mike, is just regarding the URB mills with the closure of LaFayette. I was just wondering if you could help us get some thought on what kind of operating rates you think you’ll be running at in the third quarter versus the fourth and maybe for the full year?

Mike Keough - Caraustar - President, CEO

Well, clearly, with LaFayette going down, LaFayette had plenty of scale. Our mill operating rates in our system will go up. I’m not sure if I have that specific number right now. The January shipments were pretty flat, pretty comparable to the fourth quarter, maybe up a percent. When I take a look at February, February appears to have some springback, especially the second half. February shipments could be up right now and it’s really too early to tell, 2 to 3% above January. Not exactly where we want to be. The good news, when we take a look at backlogs, back end of February going into March, we’re starting to see traditional-type backlogs. The closure of LaFayette wasn’t strictly demand. Over time, we struggled with our cost structure there. We also struggled to be as consistent as we liked, and it was the weak link in our system. By shutting it, we obviously try to put our hands around as many tons as possible. We’re in the process of doing that right now and bringing the back end of the system. Keep in mind that the Sweetwater machine, in very good times, would be full with that gypsum facing. With facing out, we’re scrambling. Now the long-term affect of that is that we believe the Sweetwater machine was built in the 74, 75 vintage to be a tube and core machine. And going forward, it’s going to be a very cost-effective specialty gypsum operation and a low-cost tube and core operation. It’s going to take a little more time to be real definitive in terms of what type of operating rates we’re going to be running at.

Ron Domanico - Caraustar - SVP, CFO

I would just like to Mike’s comments, Bill, that PBL’s performance in the fourth quarter was right at 81% utilization and the ability of Mike and his team to fill that mill up with container board will enable operating rates probably in the low 90s in Q1 based on the shut at LaFayette and better volume at PBL.

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Bill Hoffman - UBS - Analyst

When you’re running liner at PBL, what kind of margins are you generating there, is it relatively consistent to where you were with gypsum facing?

Mike Keough - Caraustar - President, CEO

If we’re running liner board, yes, it’s just as profitable as gypsum facing. Medium right now is less profitable, but we’re — without getting into too much specifics of the two-ply sheets versus three-ply sheets. The mill has the same profitability on three-ply sheet, whether it be liner or gypsum facing. That profitability goes down on two-ply sheets such as medium, just because you can’t get as many tons through the mill in a day. So, I’d say that our obvious preference is to run three-plies at all times. But, we’ll continue to fill the mill with medium, just to keep things running. But right now the ratio of profitability is probably where of two-thirds of the profitability for a two-ply sheet versus a three-ply sheet.

Bill Hoffman - UBS - Analyst

Ron, what was the EBITDA of PBL in the fourth quarter?

Ron Domanico - Caraustar - SVP, CFO

I will flip and get that. In the fourth quarter, the total EBITDA was 4.0 * million, of which Caraustar gets half of that.

Bill Hoffman - UBS - Analyst

Now, just, I mean, obviously, I think the bigger question here is as you look forward, sounds like the entire system with all this rationalization you did last year ought to theoretically in a growing economy ought to run tighter this year X the gypsum component. I wonder if you guys could talk a little bit about your capital structure and what the strategy is going forward?

Ron Domanico - Caraustar - SVP, CFO

Yes. Bill, as you know, we have just under 190 million of senior notes at the 7 3/8, and the a $29 million traunch at 7 1/4. The larger traunch matures in ‘09, which is within two calendar years right now, and so we are looking at the market and trying to time the best time to go to refinance those. And we would obviously take out the smaller traunch at the same time. If we can combine that with another event of size, we’ve talked in the past about bolt-on acquisitions, then we would do all of that at once. But we’re beginning the evaluation right now of recapitalizing our long-term debt.

Bill Hoffman - UBS - Analyst

Thanks very much.

Mike Keough - Caraustar - President, CEO

Thank you.

*	See note regarding non-GAAP financial measures and the accompanying reconciliation tables following this transcript.

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Operator

Your next question comes from Mark Connelly with Credit Suisse.

Mark Connelly - Credit Suisse - Analyst

Thank you. Just a couple of things. First, back to tube and core for a second. Can you talk about your exposure to the construction market and how that market feels to you right now?

Mike Keough - Caraustar - President, CEO

Mark, it’s a segment that we’ve been working real hard to grow in on the construction side and it’s been a pretty good year for us. With some of our new product, we have a product we feel very good about, what we call column form. That segment in the tube and core grew at a rate north of 20% in ‘06, and we don’t see a pullback. We see it as a growth segment in tube and core and with new products we’re going to continue to bring to the table. We expect it to grow at that rate for the foreseeable future.

Mark Connelly - Credit Suisse - Analyst

Is the new investment that you’ve made in winders, is that directed towards that piece of the market?

Bill Nix - Caraustar - VP, Treasurer and Controller

Not necessarily. What we’re trying to do, we’re going to lower our cost structure and we’re going to bring more precision, more quality to the table. And quite frankly, it’s going to give us the flexibility. I think we announced four closures in early January. And these new high-speed tube and core components machines will allow us to run more under fewer roofs.

Mark Connelly - Credit Suisse - Analyst

Okay, okay. So it’s broader, it’s a broader thing. But you’re still feeling pretty good about the construction side to growth?

Bill Nix - Caraustar - VP, Treasurer and Controller

We feel very good about the construction side. We have not seen downturn. I think we’re positioned well where we make these construction tubes around the country. You’re right, those new winders are more broad-based and again the intent is precision, quality, take cost out, and have fewer roofs and run our tube and core operations with a fuller base of business.

Mark Connelly - Credit Suisse - Analyst

Okay. And a related question. With respect to all these closures, I mean, obviously you guys have been doing a ton of work, which involves a ton of logistics interruptions. I’m trying to just get a sense of where do you think you are in the process of having this system settle back down to where it’s going to end up and how much more opportunity is there where you stand today in terms of costs coming out? Usually when you close some operations, your costs go up in the short run, not down. So I’m just trying to get a sense of where we are.

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Mike Keough - Caraustar - President, CEO

We’ve done most of the heavy lifting. I would, save this economy really tanking, I think we’ve done 90%. I think we’ve had some one-offs that we’ll be taking a look at. You’re right, it does take a lot of work. There are logistic challenges, but most of these are behind us and we’re — when I take a look at the folding carton group, we have taken a number of different steps. We’ve invested in two presses, which have allowed us to take out a number of folding carton operations, but we’re pretty much right where we’ll be a year from now. That’s my guess. The announcement on the four tube and core locations clearly position us into ‘07. I think the wild card would be how’s the book of business going to sort out on the uncoated recycle boxboard side? And are we going to be happy, or do we have another mill that we would take a look at over time. The intent is to run our low-cost machines full and to run them as best we can, and if that causes displacement of a higher cost mill at the end of the train, if you will, then we wouldn’t be afraid to deal with that mill down the road, but right now we don’t have any plans.

Mark Connelly - Credit Suisse - Analyst

Okay. Very helpful. Thank you.

Mike Keough - Caraustar - President, CEO

Thank you.

Operator

Your next question comes from Scott Roberts with Aim Investment.

Scott Roberts - Aim Investment - Analyst

Good morning. I would like to revisit a question Bill asked, and that has to do with the maturity of the bond issue. I’m sure your bankers have told you the loan and bond markets are very accommodating, and I’m a little more curious as to why we continue to not to see a refinancing. Could you go into that a little bit more?

Ron Domanico - Caraustar - SVP, CFO

As I said previously, Scott, we’re evaluating it. The markets are favorable right now. We’ve got 27 months remaining on the larger traunch and an additional 11 months on the smaller traunch, so we don’t feel that there’s an immediate need. Nevertheless, I agree with you, of the opportunity based on the current situation the markets meet that we should be evaluating all our alternatives right now and we’re doing just that.

Scott Roberts - Aim Investment - Analyst

Well, thank you. And I’ll leave you with again, it’s very accommodating, so, appreciate it.

Operator

Your next question comes from Joe Nye with UBS.

Joe Nye - UBS - Analyst

Morning.

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Bill Nix - Caraustar - VP, Treasurer and Controller

Good morning, Joe.

Joe Nye - UBS - Analyst

I was just curious if you could maybe offer a little bit more color in terms of what you’re seeing in the OCC market these days. Just wondering if maybe you’ve seen any improvement in collections or any easing in demand at this point? It sounds as though that might not be the case?

Mike Keough - Caraustar - President, CEO

Joe, I think for the foreseeable future that’s not the case, for a couple of reasons. I think, number one China continues to have a very huge appetite. And so, you have the dynamics of that. We have had some weather challenges in this country over the last 45 days, which has caused some disruption from a collections standpoint. I would tell you that our PBL mill just based on ice/snow in the Midwest, we had a heck of a time getting recovered fiber via train to our site. And I think other folks have been faced with that, too. I think based on the slowdown in the housing sector has impacted the production, if you will, of chips. So mills down in the southeast that are mostly virgin but do have a secondary fiber furnish, when chips are in tight demand, they swing more to secondary fiber. I think that has caused some challenges. I do believe — I think price has more probability of going up before it goes down, just based on all those dynamics.

Joe Nye - UBS - Analyst

Do you see — I guess, do you look to any point on the horizon where you might see a turning point where you would expect to see prices starting to ease a little bit?

Mike Keough - Caraustar - President, CEO

Yeah. I think if you go back and look at the last three or four years, it’s clearly not a straight line. The spike is quickly, as it took place in early February, was somewhat of a surprise it tends not to climb in the first quarter that quickly. What tends to happen is you have Q1 that’s moderate. It starts to climb in Q2, 3, and tapers towards the end of 3 and falls off in 4. That’s been the curve over the last couple of years and I’m assuming unless there’s major changes, you’re going to see that happen. And if that’s the case, that 90 to 95 southeast OCC, that number will climb and sometime it’ll flatten out. Sometime a third quarter drop in the fourth quarter is the curve that we’re expecting.

Joe Nye - UBS - Analyst

Okay. I know it’s still very early, but have you — what kind of feedback have you been receiving about the announced price increases?

Ron Domanico - Caraustar - SVP, CFO

I think when you walk in and tell customers, we’re going to raise prices, they on a regular basis, don’t jump up and high-five and hug us. So, I think the fact that the fiber spike happened as quickly as it did, and it’s out there, it’s real, and it’s in the publications. I think on balance customers know — the sophisticated customers know that we need to pass it on. Just reading the market and seeing how independently other folks in the business have reacted, folks have moved independently quickly and we expect to cover. What happens, you pay more for fiber and you pay it quicker than you do on the recovery side, but we have every reason to believe we are going to recover.

Joe Nye - UBS - Analyst

Okay. Great, thanks a lot.

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Mike Keough - Caraustar - President, CEO

Thank you.

Operator

Your next question comes from Christopher Chun with Deutsche Banc.

Christopher Chun - Deutsche Banc - Analyst

Thanks. Following up on the fiber question, can you talk a little bit about what other fiber sources you use other than OCC and what their prices are?

Mike Keough - Caraustar - President, CEO

Sure. Ron’s reaching for something, I’ll speak. We, inside of Caraustar, depending on the customer, Christopher, depending on the mill, we will run different furnishes. OCC is 47 to 50% of our mix, but we use news, mixed office, we use DLK. Ron you probably have —

Ron Domanico - Caraustar - SVP, CFO

Yes. In 2006, Christopher, we had 47% of our fiber from OCC; 21% from box cuts and cores;17% from DLK; and then mixed paper was 6, news was 4, high grades was 4. So it’s primarily 50% OCC market. We subscribe to the official boards market that updates us on price changes in all those grades every month and we’ve seen actually more than we thought move in tandem with the increase in OCC, mainly because they can. For example, DLK went up only $10 a ton to $115 on the high southeast report. I’m sorry, it’s a DLK jumped up to 125 — I’ve got too many numbers on a small piece of paper here. Mixed paper went up to $70 a ton from $55. So, we’re seeing all the grades go up, but OCC went up more than any of them.

Bill Nix - Caraustar - VP, Treasurer and Controller

But, Christopher, part of your question too, what we do do, we take a look at the cost of fiber in a mill. We have different holding areas of OCC, of mix, office, of news, DLK, and what we clearly understand are the needs of the customer when it comes to characteristics of the sheet we have to produce. From a strength standpoint, from an appearance standpoint and do we swing, and I think this is part of your questions, to lower grades, lower costs. The answer is, yes, we do. Now one of the advantages of having a recover fiber group that touches our brokers 2.6 million tons of fiber, it’s important to have access to fiber, which we do. That in a fashion helped dampen a little bit of the cost in terms of the spike and keeps our finger on the pulse.

Christopher Chun - Deutsche Banc - Analyst

Okay. So on a weighted average basis, can you estimate where your fiber costs are today compared to what the 4Q average was?

Ron Domanico - Caraustar - SVP, CFO

Well, our fiber costs includes freight, the publications don’t. The difference — the last number I have is for the month of December, Christopher. And in December, we paid delivered $106.40 per ton for fiber, and that’s a blended of all the fibers that we used at FOBR dock.

Christopher Chun - Deutsche Banc - Analyst

All right and about where is that number today?

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Ron Domanico - Caraustar - SVP, CFO

That’s the last number I have. It’s going to be higher than that. Going back to a former question, just to give you quarter by quarter. First quarter of ‘06 our fiber costs delivered were $89 — I’m going to right now these up or down — second quarter was $104; peak data, excuse me, $116 in the third quarter; and tapered off to say [Inaudible] to $107, but that number will be north in the first quarter.

Christopher Chun - Deutsche Banc - Analyst

Okay. And then getting back to the product mix issue over at PBL, can you talk a little bit about what the mix is between gypsum-facing paper and medium and liner as compared to sort of where it was last year?

Mike Keough - Caraustar - President, CEO

Sure. Directionally, when we were very strong and running, say 25,000 tons a month, when wallboard was booming, we would run roughly 16 to 17,000 tons of that 25 in gypsum facing. Gypsum facing right now is in the, call it, 12 ,000-ton level. So basically — And it’s been pretty steady the last few months. So what we have is a mill right now that’s right at 50% — Ron, your number is 57 —

Ron Domanico - Caraustar - SVP, CFO

57% gypsum facing paper.

Mike Keough - Caraustar - President, CEO

And the balance container board.

Christopher Chun - Deutsche Banc - Analyst

Thanks for your help, guys.

Mike Keough - Caraustar - President, CEO

Thank you.

Operator

Your next question comes from Randy Raiseman with Durham Asset Management.

Randy Raiseman - Durham Asset Management - Analyst

Hi, guys, how you doing. I have three quick questions. The first one is just, can you re — you reviewed this quickly, and I just want to make sure I have this right. On the breakout on the bank debt, tell me how much the facility is term debt versus revolver and then what’s outstanding on the revolver and what’s available on the revolver? And then I have two other questions after that.

Bill Nix - Caraustar - VP, Treasurer and Controller

Sure. We have $100 million commitment on the revolver, but we can only borrow as much as our collateral base will allow us, the lower of the two numbers. Since we’ve been shrinking the company, our collateral base is down. Collateral base is about 80 million.

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Randy Raiseman - Durham Asset Management - Analyst

Okay.

Bill Nix - Caraustar - VP, Treasurer and Controller

On the revolver. We have drawn borrowings of $5 million. We have letters of credit of $15.7 million that reduce availability.

Randy Raiseman - Durham Asset Management - Analyst

So your availability is just under — that would tell me that your availability is just under $60 million. I thought it was like $39?

Bill Nix - Caraustar - VP, Treasurer and Controller

That’s correct. We have a floor for our fixed charge coverage ratio which is only required to be measured in the event that we are below $20 million in availability. I have reduced that $58.8 million by that $20 million because we would not be in compliance at December 31 —

Randy Raiseman - Durham Asset Management - Analyst

With the fixed charge coverage ratio?

Bill Nix - Caraustar - VP, Treasurer and Controller

Yes.

Randy Raiseman - Durham Asset Management - Analyst

Okay. And then term loan, how big is the term loan?

Bill Nix - Caraustar - VP, Treasurer and Controller

Term loan was originally $35 million. We reduced it $486,000 a month. The current balance on it is about $30.1 million. Okay.

Randy Raiseman - Durham Asset Management - Analyst

Now, my next question is, in going through the bond indentures, I see you could — and I need to get, this is what I want to ask. How much secured debt could you raise right now, if you wanted to, to generate excess — additional liquidity based on your bond indentures?

Bill Nix - Caraustar - VP, Treasurer and Controller

We would have to get back to you on that, Randy.

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Randy Raiseman - Durham Asset Management - Analyst

Okay. And then, that would be something I’d want to know. Thirdly, with the availability on the revolver being somewhat slim right now and with fiber costs being high and you’ve got the housing downturn, have you guys had any hesitation or any questions coming from your trade creditors or any talk about tightening terms or anything along those lines?

Bill Nix - Caraustar - VP, Treasurer and Controller

No.

Randy Raiseman - Durham Asset Management - Analyst

And — okay. Well, thank you very much.

Bill Nix - Caraustar - VP, Treasurer and Controller

Thank you.

Operator

[OPERATOR INSTRUCTIONS] You have a question from Patrick Wayne with SCM Advisors.

Patrick Wayne - SCM Advisers - Analyst

Hi. A few questions. On the URB price increase announced two weeks ago, if you are operating utilization is 86%, and the industry is 87%, what’s the likelihood that those spiked prices would stick? Historically, you talked about 90 as a kind of sticking point and even mid-90s, but now you’re in the high 80s that’s likely that the price hike stick?

Mike Keough - Caraustar - President, CEO

Patrick, I think there’s a high probability. I think when fiber spiked as high as it did as quickly as it did, I think independently folks have come out and said they’re going to raise prices. I think — it’s easy for me to say that right now. I guess we’ll know more in a couple of weeks, but our belief is that we need to pass it on, so at this point we feel very good.

Patrick Wayne - SCM Advisers - Analyst

Another question regarding the PBL. What is the status — can you give us an update on your negotiation with Temple-Inland? Does it really come down to just pricing of the mill? And I understand the capacity of PBL is something like 500,000 tons, [Inaudible]?

Mike Keough - Caraustar - President, CEO

It’s a mill with capacity right at 300,000 tons. We’re not in any negotiations with our partner Temple-Inland for that mill.

Patrick Wayne - SCM Advisers - Analyst

Okay. So does Temple have any intention to sell their 50% stake to you?

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Mike Keough - Caraustar - President, CEO

No. We’ve had a good venture with them going back the last seven years and at some point my guess is there could be a discussion, but we’re not in any discussions with them about the purchase of that mill.

Patrick Wayne - SCM Advisers - Analyst

Okay. And what happens to that, the mill in Illinois you were talking about you’re putting on a block?

Mike Keough - Caraustar - President, CEO

The LaFayette, Indiana, mill?

Patrick Wayne - SCM Advisers - Analyst

Uh-huh.

Mike Keough - Caraustar - President, CEO

It’s closed and we will not be selling that mill. We will use components of the machine inside our system and at some point in time the property, very well, could be for sell, but we’re not going to sell it as an ongoing mill.

Patrick Wayne - SCM Advisers - Analyst

All right, great.

Mike Keough - Caraustar - President, CEO

Thank you, Patrick.

Patrick Wayne - SCM Advisers - Analyst

Thank you.

Mike Keough - Caraustar - President, CEO

Thank you.

Operator

And at this time there are no further questions.

Mike Keough - Caraustar - President, CEO

Okay, Regina. Thank you for participating in today’s call and we look forward to talking to you next quarter. Thank you.

Operator

This concludes today’s conference call. You may now disconnect.

Note Regarding Non-GAAP Financial Measures

This presentation includes reconciliations for the following financial measures:

•	Reconciliation of Caraustar Industries’ Net Cash Provided by (Used in) Operations to EBITDA

•	Reconciliation of Joint Venture Net Cash Provided by (Used in) Operations to EBITDA

These items were discussed on the Company’s conference call held February 23, 2007 regarding its financial results for the fourth quarter and full year ended December 31, 2006. These items are not financial measures under generally accepted accounting principles in the United States. Because these items are not GAAP financial measures, other companies may present similarly titled items determined with differing adjustments. Accordingly, these measures as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. The Company has included these non-GAAP financial measures because it uses these measures, and believes these measures are useful, in evaluating the Company’s cash position and its ability to generate cash. The following tables include a reconciliation of these non-GAAP financial measures with the most comparable GAAP measurement. Investors are strongly urged to review these reconciliations.

Caraustar Industries, Inc.

Reconciliation of Net Cash Provided by (Used in) Operations to EBITDA

(in thousands)

						Full Year
	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	2006	2005
Net cash provided by (used in) operating activities (GAAP)	$(6,963)	$7,399	$1,717	$(5,267)	$10,730	$(3,114)	$23,919
Changes in working capital items and other	6,914	(3,575)	13,686	(9,175)	(8,298)	$7,850	1,631
Write-off deferred debt costs	0	0	0	(155)	0	$(155)	0
Provision for income taxes	(8,069)	(1,609)	(8,521)	43,886	(36,306)	$25,687	(32,256)
Change in deferred taxes	6,009	(1,134)	678	(28,804)	36,886	$(23,251)	32,950
Interest expense	4,391	4,397	7,029	10,096	10,393	$25,913	41,961
Return of investment in unconsolidated affiliates	0	1,536	1,384	0	653	$2,920	5,325

EBITDA (Non-GAAP)	$2,282	$7,014	$15,973	$10,581	$14,058	$35,850	$73,530

Premier Boxboard Limited, LLC.

Reconciliation of Net Cash Provided by (Used in) Operations to EBITDA

(in thousands)

Premier Boxboard Limited (100%):

Q4 2006
Net cash provided by (used in) operating activities (GAAP)	$4,513
Changes in working capital items and other	(1,578)
Interest expense	1,054

EBITDA (Non-GAAP)	$3,989